Exhibit 99.1

Sow Good Reports Strong First Quarter 2024 Results

- Q1 Revenue Increased 20% Sequentially to $11.4 Million -

- Commenced Trading on Nasdaq on May 2, 2024, Marking Key Corporate Milestone -

IRVING, TEXAS, May 15, 2024 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or “the Company”), a trailblazer in the freeze dried candy and treat industry, is reporting financial and operating results for the first quarter ended March 31, 2024.

“We carried our momentum into the first quarter of 2024 and continued to address strong consumer demand for freeze dried candy,” said Claudia Goldfarb, CEO of Sow Good. “Our first quarter revenue of $11.4 million represents a 20% sequential increase relative to the fourth quarter of 2023 and a significant year-over-year expansion. During the quarter, we made meaningful strides in building both our production capacity and our robust pipeline of retail launches. Having just pivoted to producing freeze dried candy in the first quarter of last year, we are proud of how far we have already come in pioneering this novel product category.

“From a production perspective, we continued to build out our internal and external capacity to support our growth. In-house, our fifth freeze drier is now installed and operational, and we remain on track to activate our sixth freeze drier by the third quarter of this year. We have also supported the ongoing ramp of our co-manufacturing partnerships in China and Colombia. With our progress on each of these fronts, we reached a production capacity of 4.5 million units during the first quarter, surpassing our initial projection of 4.25 million units. As we steadily grow our capacity over the coming quarters, we remain confident in reaching a total capacity of up to 30 million units for the full year, and we are seeking further opportunities to expand our capacity. Most recently, we have placed deposits on three additional freeze driers that are expected to become operational in the next nine months.

“To focus on expanding our production resources, we strategically paused new customer onboarding in the third quarter of 2023. Given our production capacity has grown as projected, we resumed our new customer launches and have significantly increased our store and SKU count with current partners. Reflecting our consistent outperformance across our retail base, we anticipate adding five new SKUs and Sow Good displays at 300 Big Lots stores and increasing our Target footprint to nearly 2,000 stores this summer. Our anticipated forthcoming summer retail launches include Kroger, Dollar General, 7-Eleven, The Fresh Market, and Ross, and we continue to make progress on building our pipeline and our current store and SKU counts.”

First Quarter 2024 Highlights vs. Same Year-Ago Quarter

•

Revenue in the first quarter of 2024 increased significantly to $11.4 million compared to approximately $198.9K for the same period in 2023. The increase was driven to the Company’s pivot to selling freeze dried candy in the prior year period, as well as the growing market for freeze dried candy. The increase also reflects the benefits of the Company’s expanded production capacity.

Exhibit 99.1

•

Gross profit in the first quarter of 2024 increased significantly to $4.6 million compared to approximately $114.9K for the same period in 2023. Gross margin was 40.6% compared to 57.8% in the prior-year period. Relative to the prior-year period, gross margin in the first quarter of 2024 reflects higher labor and production costs associated with the Company’s increased scale. In order to meet growing demand, the Company expects to continue investing in its operations to increase production capacity, which is expected to constrain quarterly gross margins in the near term.

•

Operating expenses in the first quarter of 2024 were $3.7 million compared to $1.0 million for the same period in 2023. The increase was primarily driven by higher compensation and professional services expenses as we scaled up the business and invested in system and process improvements in anticipation of being listed on Nasdaq.

•

Net income in the first quarter of 2024 was approximately $510.6K compared to a net loss of $(1.4) million for the same period in 2023. The improvement reflects the higher level of gross profit generated during the quarter.

•	Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) in the first quarter of 2024 improved to $2.45 million compared to approximately $171.3k for the same period in 2023.

•

Cash and cash equivalents were $6.8 million at March 31, 2024, compared to $2.4 million at December 31, 2023. The Company received $3.7 million in proceeds from the equity private placement completed in March of 2024.

For a reconciliation of Adjusted EBITDA to the nearest comparable GAAP metric, Net income, please see the tables below.

Subsequent Events

Balance Sheet and Liquidity

On April 15, 2024, the Company issued approximately 2.2 million shares of its common stock in connection with the exercise of warrants that were issued between December 2021 and May 2023 (the “Warrants”), with exercise prices varying from $2.21 to $2.60 (the “Warrant Exercise”). With authorization from the Company's Board of Directors, each of the Holders was provided an opportunity to, and agreed to, amend certain of these Holder’s Notes (the “Notes Amendment”) to allow for the partial prepayment of principal in an aggregate amount equal to the exercise price of the Holder’s Warrants.

In addition to the Notes Amendment, certain of the Holders elected use a portion of the accrued but unpaid interest under the Holder’s Notes to pay the exercise price of the Warrants. As a result of the Warrant Exercise—and excluding the impact of deferred debt costs—the Company’s debt was reduced by $5.2 million, accrued interest payable was reduced by $98,750.00, and common equity was increased by nearly $5.3 million.

Exhibit 99.1

In May 2024, the Company closed an underwritten public offering of common stock. Including the full exercise of the underwriters’ overallotment option, the offering yielded approximately $13.8 million in gross proceeds before offering expenses and underwriting discounts and commissions.

Nasdaq Uplisting

Goldfarb concluded: “Subsequent to the first quarter, we successfully uplisted our stock to the Nasdaq Capital Market, with our shares trading on the exchange as of May 2, 2024. Trading on Nasdaq marks a key corporate milestone for Sow Good, as we believe it enables us to increase our institutional investor base and market visibility, as well as further improve our liquidity and long-term shareholder value. Along with the uplisting, we also recently completed an underwritten public offering of common stock, raising $13.8 million in gross proceeds with the full exercise of the underwriters’ overallotment option. We would like to thank our new and current shareholders for their support, and we expect to use this additional capital to support our ongoing production expansion and broader growth initiatives.

“As we progress further into 2024, we expect to continue growing and optimizing our production infrastructure, expanding our B2B customer base and retail presence, and advancing our product innovation. Through executing on each of these objectives, we aim to grow and maintain our leadership in the freeze dried candy and treats category.”

Conference Call

Sow Good will conduct a conference call today at 10:00 A.M. Eastern time to discuss its results for the first quarter ended March 31, 2024.

Date: Wednesday, May 15, 2024

Time: 10:00 a.m. Eastern time

Registration Link:https://register.vevent.com/register/BI7a0e5e0068cb4e8fbef9f1e4833c0930

To access the call by phone, please register via the registration link above and you will be provided with dial-in instructions and details. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the Company’s website at Sowginc.com.

About Sow Good Inc.

Sow Good Inc. is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards.

Non-GAAP Financial Measures

Exhibit 99.1

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA has been presented in this prospectus as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before depreciation, interest expense, net and income tax benefit, adjusted to eliminate non-cash intangible asset impairment, goodwill impairment, inventory write-down and stock-based compensation. The most directly comparable GAAP measure is net income (loss). Adjusted EBITDA is not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Because not all companies use identical calculations, the presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We present this non-GAAP measure because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.

There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. Some of these limitations are:

●	Adjusted EBITDA excludes stock-based compensation expense as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

●	Adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

●	Adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt which affects the cash available to us;

Exhibit 99.1

●	Adjusted EBITDA does not reflect the monies earned from our investments since it does not reflect our core operations;

●	Adjusted EBITDA does not reflect change in fair value of financial instruments since it does not reflect our core operations and is a non-cash expense;

●	Adjusted EBITDA does not reflect income tax expense that affects cash available to us; and

●

the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; and (n) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023. All information provided in this release is as of the date hereof and we undertakes no duty to update this information except as required by law.

Sow Good Investor Inquiries:

Cody Slach or Jackie Keshner

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

Exhibit 99.1

1-214-623-6055

pr@sowginc.com

Exhibit 99.1

SOW GOOD INC.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$6,815,355	$2,410,037
Accounts receivable, net	2,934,925	2,578,259
Inventory	5,138,229	4,123,246
Prepaid inventory	804,981	563,131
Prepaid expenses	512,155	563,164
Total current assets	16,205,645	10,237,837

Property and equipment:
Construction in progress	1,242,627	1,522,465
Property and equipment	7,197,592	6,287,422
Less accumulated depreciation	(1,134,597)	(967,602)
Total property and equipment, net	7,305,622	6,842,285

Security deposit	357,954	346,616
Right-of-use asset	3,999,151	4,061,820
Other assets	35,000	-

Total assets	$27,903,372	$21,488,558

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$894,011	$853,535
Accrued interest	1,006,937	860,693
Accrued expenses	1,032,746	648,947
Current portion of operating lease liabilities	638,630	550,941
Current maturities of notes payable, related parties, net of $345,424 and $431,854 of debt discounts at March 31, 2024 and December 31, 2023, respectively	2,629,576	2,543,146
Current maturities of notes payable, net of $57,479 and $86,062 of debt discounts as of March 31, 2024 and December 31, 2023, respectively	342,521	313,938
Total current liabilities	6,544,421	5,771,200

Operating lease liabilities	3,537,749	3,671,729
Notes payable, related parties, net of $1,305,962 and $1,448,858 of debt discounts as of March 31, 2024 and December 31, 2023, respectively	4,314,038	4,171,142
Notes payable, net of $123,639 and $135,962 of debt discounts as of March 31, 2024 and December 31, 2023, respectively	606,361	594,038

Total liabilities	15,002,569	14,208,109

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 6,575,562 and 6,029,371 shares issued and outstanding as of March 31, 2024 and December 31, 2023	6,576	6,029
Additional paid-in capital	71,123,634	66,014,415
Accumulated deficit	(58,229,407)	(58,739,995)
Total stockholders' equity	12,900,803	7,280,449

Total liabilities and stockholders' equity	$27,903,372	$21,488,558

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2024	2023
Revenues	$11,406,320	$198,930
Cost of goods sold	6,776,882	84,003
Gross profit	4,629,438	114,927

Operating expenses:
General and administrative expenses:
Salaries and benefits	2,350,557	511,588
Professional services	467,826	46,206
Other general and administrative expenses	872,260	384,109
Total general and administrative expenses	3,690,643	941,903
Depreciation and amortization	9,538	76,218
Total operating expenses	3,700,181	1,018,121

Net operating income (loss)	929,257	(903,194)

Other expense:
Interest expense	(418,669)	(498,336)
Total other expense	(418,669)	(498,336)

Income (loss) before income tax	510,588	(1,401,530)
Provision (benefit) for income tax	-	-
Net income (loss)	$510,588	$(1,401,530)

Weighted average common shares outstanding - basic	6,071,769	4,847,384
Net income (loss) per common share - basic	$0.08	$(0.29)

Weighted average common shares outstanding - diluted	7,972,645	4,847,384
Net income (loss) per common share - diluted	$0.06	$(0.29)

Exhibit 99.1

SOW GOOD INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	For the Three Months Ended March 31, 2024
			Additional	Common		Total
	Common Stock		Paid-in	Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2023	6,029,371	$6,029	$66,014,415	$-	$(58,739,995)	$7,280,449
Common stock issued in private placement offering	515,597	516	3,737,484	-	-	3,738,000
Common stock issued to directors for services	30,594	31	286,140	-	-	286,171
Common stock options granted to officers and directors for services	-	-	1,043,272	-	-	1,043,272
Common stock options granted to employees and advisors for services	-	-	42,323	-	-	42,323
Net income for the three months ended March 31, 2024	-	-	-	-	510,588	510,588
Balance, March 31, 2024	6,575,562	$6,576	$71,123,634	$-	$(58,229,407)	$12,900,803

	For the Three Months Ended March 31, 2023
			Additional	Common		Total
	Common Stock		Paid-in	Stock	Accumulated	Stockholders'
	Shares	Amount	Capital	Payable	Deficit	Equity
Balance, December 31, 2022	4,847,384	$4,847	$58,485,602	$-	$(55,679,562)	$2,810,887
Common stock warrants granted to related parties pursuant to debt financing	-	-	872,421	-	-	872,421
Common stock options granted to officers and directors for services	-	-	111,733	-	-	111,733
Common stock options granted to employees and advisors for services	-	-	15,103	-	-	15,103
Net loss for the three months ended March 31, 2023	-	-	–	-	(1,401,530)	(1,401,530)
Balance, March 31, 2023	4,847,384	$4,847	$59,484,859	$-	$(57,081,092)	$2,408,614

Exhibit 99.1

SOW GOOD INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$510,588	$(1,401,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	8,370	8,997
Depreciation and amortization	166,995	76,218
Non-cash amortization of right-of-use asset and liability	16,378	4,778
Common stock issued to directors for services	286,171	-
Amortization of stock options	1,085,595	126,836
Amortization of stock warrants issued as a debt discount	270,232	370,678
Decrease (increase) in current assets:
Accounts receivable	(365,036)	168,071
Prepaid expenses	51,009	56,664
Inventory	(1,256,833)	(209,946)
Security deposits	(11,338)	-
Other assets	(35,000)	-
Increase (decrease) in current liabilities:
Accounts payable	40,476	(163,065)
Accrued interest	146,244	104,166
Accrued expenses	383,800	(107,984)
Net cash provided by (used in) operating activities	1,297,651	(966,117)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(142,467)	-
Cash paid for construction in progress	(487,865)	(211,906)
Net cash used in investing activities	(630,332)	(211,906)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	3,737,999	-
Proceeds received from notes payable, related parties	-	1,250,000
Net cash provided by financing activities	3,737,999	1,250,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,405,318	71,977
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,410,037	276,464
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,815,355	$348,441

SUPPLEMENTAL INFORMATION:
Interest paid	$2,193	$23,492
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of construction in progress to property and equipment	$767,703	$-
Value of debt discounts attributable to warrants	$-	$872,421

Exhibit 99.1

SOW GOOD INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2024	2023

Net income (loss)	$510,588	$(1,401,530)
Depreciation and amortization	150,676	75,232
Interest expense	418,669	498,336
EBITDA	1,079,933	(827,962)
Stock-based compensation expense	1,371,735	999,257
Adjusted EBITDA	$2,451,668	$171,295